SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2012

MISSION COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	__333-12892____	77-0559736
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

3380 S Higuera Street, San Luis Obispo, CA 93401

(Address of principal executive offices)

(Zip code)

(805) 782-5000

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

3266.003/542011.1

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

On March 13, 2012, the Audit Committee of the Board of Directors of Mission Community Bancorp, following consultation with the Company's management, its current independent accounting firm, McGladrey & Pullen, LLP, and its former independent accounting firm, Perry-Smith LLP, concluded that the Company's warrants issued in private placement transactions in 2010 received improper accounting treatment. Specifically, due to certain anti-dilution features in these warrants, these warrants should have been reflected as liabilities on the balance sheets (as opposed to a component of equity) in the Company's previously filed Annual Report on Form 10-K for the year ended December 31, 2010 and the Quarterly Reports on Form 10-Q for the periods ended June 30, 2010, September 30, 2010, March 31, 2011, June 30, 2011, and September 30, 2011 (collectively, these reports are referred to as the “2010 and 2011 Company Reports”). As a result of the improper accounting treatment, these financial statements should no longer be relied upon.  The change in treatment of the warrants will result in a change to the equity and liability portions of the balance sheet and will result in a gain or loss on the change in estimated fair value of the warrants, which will impact previously reported net loss and loss per share on the statement of operations.

In addition, at its March 13, 2012 meeting, the Audit Committee, following consultation with McGladrey & Pullen, LLP and Perry-Smith LLP concluded that the Company’s Series A Non-Voting Convertible Redeemable Preferred Stock ("Series A Preferred Stock")  and its Series C Non-Voting Convertible Redeemable Preferred Stock ("Series C Preferred Stock") received improper accounting treatment related to beneficial conversion features in these preferred securities which were triggered by the Company issuance of its common equity securities in a private placement in the second quarter of 2010 at a price below the conversion price set forth in the Certificates of Determination for the Series A Preferred Stock and Series C Preferred Stock.  The change in treatment will result in a change to previously reported loss per share attributed to common shareholders in 2010 and the quarter ended June 30, 2010.

Further, the Company's Audit Committee concluded at its March 13, 2012 meeting that the Company's Series A Preferred Stock, Series B Non-Voting Preferred Stock ("Series B Preferred Stock") and its Series C Preferred Stock previously received improper accounting treatment since these issuances contain certain redemption provisions that are outside of the control of the Company. As a result, the balance sheet classification will remove these preferred securities from stockholders’ equity and they will be presented as temporary equity (i.e. mezzanine) as part of the restatement of the 2011 and 2010 financial statements as noted above.

As a result of the above-described improper accounting treatments with respect to the Company's Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, the Company Reports should no longer be relied upon.

We have provided McGladrey & Pullen, LLP with a copy of the disclosures herein and have requested them to furnish to the Company a letter addressed to the Commission stating whether they agree with the Company’s statements herein.

3266.003/542011.1

As a result of the above, as soon as practicable, the Company will file with the Securities and Exchange Commission amendments to its 2010 and 2011 Company Reports.    The Company anticipates that it will be able to timely file its Form 10-K for the fiscal year ended December 31, 2011.  Management is considering, and will continue to evaluate, the effect of the facts leading to the error on the Company's prior conclusions of the adequacy of its internal control over financial reporting and disclosure controls and procedures.  A final conclusion with respect to the effectiveness of the Company's internal controls over financial reporting and disclosure controls and procedures has not been made.  The Company will amend any disclosures pertaining to its evaluation of such controls and procedures as appropriate in connection with future filings.

This Current Report on Form 8-K may contain "forward-looking statements" within the meaning of the federal securities laws made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements, which represent the Company's expectations or beliefs concerning various future events, may contain words such as "may", "will", or "intends", or other words indicating future results.  Such statements may include but are not limited to statements concerning amendments to the Company's previously filed Annual or Quarterly Reports, information included in the Company's financial statements, and the intended filing date of the Company's Annual Report on Form 10-K.  The potential risks and uncertainties associated with these forward-looking statements include risks related to the Company's internal controls, its compliance with regulations, accounting principles and public disclosure, and other risks and uncertainties described in its public filings with the Securities and Exchange Commission, available at www.missioncommunitybank.com.  The Company assumes no obligation to update any forward-looking statements to reflect events or circumstances arising after the date of this report.

Item 9.01.  Financial Statements and Exhibits

d)  Exhibits

7.1                      Letter from McGladrey & Pullen, LLP

3266.003/542011.1

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 16, 2012                                                                                     MISSION COMMUNITY BANCORP

By:      /s/ Mark R. Ruh ________________
Mark R. Ruh, Chief Financial Officer

3266.003/542011.1